Exhibit 99.1

Dell Achieves 9-Percent Increase in Fiscal Third-Quarter EPS, Driven by Improved Competitiveness, Execution

ROUND ROCK, Texas--(BUSINESS WIRE)--November 20, 2008--Dell Inc. (NASDAQ: DELL):

  Revenue down slightly as global IT spending slows
  Rigorous cost management drives 11-percent year-over-year reduction in operating expense dollars
  Global Consumer business performance improves

Dell fiscal third-quarter earnings improved solidly as a result of disciplined cost management and an improved mix of products and services in a challenging demand environment. Earnings per share increased 9 percent to 37 cents, on revenue of $15.2 billion.

“Our business model adapts quickly to economic changes, even the kind of significant challenge we saw in the third quarter,” said Michael Dell, chairman and CEO. “We increased profitability with an improved mix of products and services – more than a third of our revenue and profit now comes from servers, storage, services and software and peripherals – and benefited from initiatives to improve our competiveness, including tight cost controls.

“During previous periods of economic challenge, Dell led in providing customers the technology they want and the value they need, and we’re doing it again. We're simplifying IT, reducing costs and maximizing productivity for customers.”

Mr. Dell said the company is continuing to focus on five growth areas: Notebooks, Enterprise, Global Consumer, Small and Medium Business and Emerging Countries.

Dell revenue was down 3 percent on unit-shipment growth of 3 percent. Operating income improved 22 percent to $1 billion, or 6.7 percent of revenue, driven by gross margins of 18.8 percent, which benefited from an improved mix of products and services, lower component costs, and continued progress on cost-reduction initiatives announced in April. Operating expenses were 12.1 percent of revenue, an 11-percent decline on a dollar basis from a year ago. The company ended the quarter with 2,200 fewer positions than in Q2, and down 9 percent from one year ago.

“The velocity of Dell’s business model typically gives us an early view to demand signals, ahead of competitors,” said Brian Gladden, Dell CFO. “This visibility gives us a strategic advantage to quickly adapt our cost structure and approach.”

	Third Quarter			Year to Date
(in millions, except share data)	FY09	FY08	Change	FY09	FY08	Change
Revenue	$15,162	$15,646	(3%)	$47,673	$45,144	6%
Operating Income	$1,015	$829	22%	$2,733	$2,664	3%
Net Income	$727	$766	(5%)	$2,127	$2,268	(6%)
EPS	$0.37	$0.34	9%	$1.06	$1.00	6%

References to Dell’s unit growth as a multiple of the growth of the industry exclude Dell, and all growth rates are year-over-year unless otherwise noted.

Global industry demand in the quarter slowed through October, adversely affecting the company’s cash conversion cycle, which ended at negative 25 days, and resulted in negative cash flow from operations of $86 million. As company growth stabilizes, more typical cash generation is expected to resume. Year to date, cash flow from operations was $1.2 billion and the company ended the quarter with $8.9 billion in cash and investments. In the quarter, Dell spent $400 million to buy back 21 million shares.

Revenue for the quarter from outside the U.S. was 48 percent of Dell’s total revenue. For the BRIC countries of Brazil, Russia, India and China, revenue increased 20 percent and shipments 43 percent. They accounted for 9 percent of Dell’s global revenue.

Global Commercial

Dell’s commercial business serves large corporations; public customers comprised of government, education and health care; and Small and Medium Business (SMB).

“We took a measured approach in the third quarter to balancing growth and profitability. By the end of the second quarter, we had seen a slowdown in demand in most customer segments and concentrated our efforts where there was both profit and growth opportunity as we also improved our mix of products and services,” Mr. Gladden said. “As a result, global commercial operating income increased to more than 8 percent of revenue as revenue declined 6 percent.”

Laptop units were flat as the company transitioned to the new Latitude Series E and Dell Precision laptop product lines, ranging from the lightest ultra-portable in the company’s history to the most powerful mobile workstation. Server units declined 4 percent and growth in storage revenue was flat. Enhanced services revenue, which is largely driven by Dell’s commercial business, was up 7 percent to $1.4 billion.

Dell’s portfolio of scalable enterprise products is the strongest in its history, having over the past year expanded both its server and storage products.

The company also introduced four new models of OptiPlex commercial desktop systems. These systems cut power consumption by up to 43 percent, speed serviceability time by more than 40 percent versus Dell’s competition and include a portfolio of cloud services that can be toggled on and off as needed.

Reflecting the overall spending slowdown, Americas Commercial had an 8-percent decline in revenue, on a 14 percent decline in units while operating income improved both sequentially and year over year.

Dell’s EMEA commercial business had a 5-percent decline in revenue while shipments were essentially the same as a year ago. Actions taken to improve profitability in EMEA resulted in a 62 percent increase in operating income dollars sequentially. This improvement was driven primarily by lower operating expenses and an improved mix of products and services.

In APJ, Dell’s commercial business had a 2 percent increase in revenue on a 15 percent increase in shipments and operating income grew by over 60 percent. APJ had success with the launch of Dell’s Vostro A Series laptop and desktop systems, specifically designed for businesses, governments and institutions operating on limited budgets in emerging countries.

Global Consumer

Dell’s Global Consumer business increased revenue 10 percent over last year on a 32-percent increase in unit shipments – led by continued success in the global retail channel and a more diversified product portfolio. Dell’s growth was more than two times the rate of the industry.

Operating income was $112 million or 4 percent of revenue, compared with a loss a year ago. It is the highest level of profitability for this business in 13 quarters. Year to date, operating income margins were 1.7 percent of revenue. The improvement in profitability year-over-year was driven by a 24-percent reduction in operating-expense dollars along with lower product and component costs.

Dell consumer products won 41 awards in the third quarter, led by the selection of the new Inspiron Mini 9 as one of Time Magazine’s “Best Inventions of 2008” and CNET’s “10 Most Cutting Edge Products of 2008.” The Studio Hybrid earned a “Hot Hardware Recommended Award” and the Studio Desktop a CNET “Editor’s Choice” award.

Company Outlook

Dell believes that global IT end-user demand will continue to be challenging. Against this backdrop the company will continue to focus on improving competitiveness, lowering costs and improving its mix of products and services to optimize liquidity, profitability and growth. The company will continue to incur costs as it realigns its business to improve competitiveness, reduce headcount in certain areas and invest in infrastructure, growth opportunities and acquisitions.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they need and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/dellshares. To get Dell news direct, visit www.dell.com/RSS.

Special Note

Statements in this press release that relate to future results and events (including statements about our future financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties, including: general economic, business and industry conditions; our ability to re-establish a cost advantage over our competitors; our ability to generate substantial non-U.S. net revenue; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures; our ability to effectively manage periodic product transitions; disruptions in component or product availability; our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; unfavorable results of legal proceedings; our ability to properly manage the distribution of our products and services; the success of our cost-cutting measures; our ability to effectively hedge our exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default risks; our ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting our business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission. We assume no obligation to update forward-looking statements.

Consolidated statements of income, financial position and cash flows follow.

Dell, Latitude, OptiPlex, PowerEdge and Dell Precision are trademarks of Dell Inc.

Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data)
(unaudited)

	Three Months Ended			% Growth Rates
	October 31,	August 1,	November 2,
	2008	2008	2007	Sequential	Yr. to Yr.

Net revenue	$ 15,162	$ 16,434	$ 15,646	(8%)	(3%)
Cost of revenue	12,309	13,607	12,758	(10%)	(4%)
Gross margin	2,853	2,827	2,888	1%	(1%)

Selling, general and administrative	1,671	1,840	1,900	(9%)	(12%)
Research, development and engineering	167	168	159	(1%)	5%
Total operating expenses	1,838	2,008	2,059	(8%)	(11%)

Operating income	1,015	819	829	24%	22%
Investment and other income, net	(6)	18	107	(132%)	(105%)
Income before income taxes	1,009	837	936	21%	8%
Income tax provision	282	221	170	28%	66%
Net income	$ 727	$ 616	$ 766	18%	(5%)

Earnings per common share:
Basic	$ 0.37	$ 0.31	$ 0.34	19%	9%
Diluted	$ 0.37	$ 0.31	$ 0.34	19%	9%

Weighted average shares outstanding:
Basic	1,953	1,991	2,236	(2%)	(13%)
Diluted	1,957	1,999	2,266	(2%)	(14%)

Percentage of Total Net Revenue:
Gross margin	18.8%	17.2%	18.5%
Selling, general and administrative	11.0%	11.2%	12.2%
Total research and development	1.1%	1.0%	1.0%

Operating expenses	12.1%	12.2%	13.2%
Operating income	6.7%	5.0%	5.3%
Income before income taxes	6.7%	5.1%	6.0%
Net income	4.8%	3.7%	4.9%
Income tax rate	28.0%	26.4%	18.2%

Net Revenue by Product Category:
Desktop PCs	$ 4,083	$ 4,928	$ 4,754	(17%)	(14%)
Mobility	4,849	4,871	4,729	(0%)	3%
Software and Peripherals	2,586	2,790	2,533	(7%)	2%
Servers and Networking	1,573	1,702	1,651	(8%)	(5%)
Services	1,449	1,462	1,355	(1%)	7%
Storage	622	681	624	(9%)	(0%)

Percentage of Total Net Revenue:
Desktop PCs	27%	30%	30%
Mobility	32%	30%	30%
Software and Peripherals	17%	17%	16%
Servers and Networking	10%	10%	11%
Services	10%	9%	9%
Storage	4%	4%	4%

Net Revenue by Geographic Region:
Americas Commercial	$ 7,229	$ 8,096	$ 7,834	(11%)	(8%)
EMEA Commercial	3,272	3,503	3,448	(7%)	(5%)
Asia Pacific - Japan Commercial	1,818	2,054	1,790	(11%)	2%
Global Consumer	2,843	2,781	2,574	2%	10%
Consolidated net revenue	$ 15,162	$ 16,434	$ 15,646	(8%)	(3%)

Percentage of Total Net Revenue:
Americas Commercial	48%	49%	50%
EMEA Commercial	21%	21%	22%
Asia Pacific - Japan Commercial	12%	13%	11%
Global Consumer	19%	17%	17%

Consolidated Operating Income
Americas Commercial	$ 763	$ 700	$ 663
EMEA Commercial	116	72	211
Asia Pacific - Japan Commercial	123	157	76
Global Consumer	112	(5)	(24)
Consolidated segment operating income	1,114	924	926
Stock-based compensation expense	(73)	(78)	(97)
Amortization of intangible assets	(26)	(27)
Consolidated operating income	1,015	819	$ 829

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Condensed Consolidated Statement of Operations and Related Financial Highlights
(in millions, except per share data)
(unaudited)

	Nine Months Ended		% Growth Rates
	October 31,	November 2,
	2008	2007	Yr. to Yr.

Net revenue	$ 47,673	$ 45,144	6%
Cost of revenue	39,028	36,467	7%
Gross margin	8,645	8,677	(0%)

Selling, general and administrative	5,423	5,557	(2%)
Research and Development:
Research, development and engineering	487	456	7%
In-process research and development	2	-	N/A
Total research and development	489	456	7%
Total operating expenses	5,912	6,013	(2%)

Operating income	2,733	2,664	3%
Investment and other income, net	137	281	(51%)
Income before income taxes	2,870	2,945	(3%)
Income tax provision	743	677	10%
Net income	$ 2,127	$ 2,268	(6%)

Earnings per common share:
Basic	$ 1.07	$ 1.01	6%
Diluted	$ 1.06	$ 1.00	6%

Weighted average shares outstanding:
Basic	1,993	2,236	(11%)
Diluted	1,998	2,262	(12%)

Percentage of Total Net Revenue:
Gross margin	18.1%	19.2%
Selling, general and administrative	11.4%	12.3%
Total research and development	1.0%	1.0%

Operating expenses	12.4%	13.3%
Operating income	5.7%	5.9%
Income before income taxes	6.0%	6.5%
Net income	4.5%	5.0%
Income tax rate	25.9%	23.0%

Net Revenue by Product Category:
Desktop PCs	$ 13,712	$ 14,713	(7%)
Mobility	14,624	12,610	16%
Software and Peripherals	8,116	7,254	12%
Servers and Networking	4,928	4,862	1%
Services	4,359	3,919	11%
Storage	1,934	1,786	8%

Percentage of Total Net Revenue:
Desktop PCs	29%	32%
Mobility	31%	28%
Software and Peripherals	17%	16%
Servers and Networking	10%	11%
Services	9%	9%
Storage	4%	4%

Net Revenue by Geographic Region:
Americas Commercial	$ 22,623	$ 22,765	(1%)
EMEA Commercial	10,581	9,927	7%
Asia Pacific - Japan Commercial	5,896	5,262	12%
Global Consumer	8,573	7,190	19%
Consolidated net revenue	$ 47,673	$ 45,144

Percentage of Total Net Revenue:
Americas Commercial	48%	50%
EMEA Commercial	22%	22%
Asia Pacific - Japan Commercial	12%	12%
Global Consumer	18%	16%

Consolidated Operating Income
Americas Commercial	$ 2,051	$ 2,064
EMEA Commercial	409	695
Asia Pacific - Japan Commercial	411	304
Global Consumer	142	(1)
Consolidated segment operating income	3,013	3,062
Stock-based compensation expense	(201)	(398)
In-process research and development	(2)	-
Amortization of intangible assets	(77)	-
Consolidated operating income	$ 2,733	$ 2,664

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios" and "Other information")
(unaudited)

	October 31,	August 1,	November 2,
	2008	2008	2007 (2)
Assets:
Current assets:
Cash and cash equivalents	$ 7,910	$ 8,623	$ 12,236
Short-term investments	662	410	369
Accounts receivable, net	5,532	6,451	6,156
Financing receivables, net	1,526	1,629	1,560
Inventories, net	1,109	1,104	1,102
Other	4,795	3,559	2,925
Total current assets	21,534	21,776	24,348
Property, plant and equipment, net	2,458	2,588	2,631
Investments	374	501	1,980
Long-term financing receivables, net	435	348	389
Goodwill	1,743	1,753	204
Purchased intangible assets, net	750	781	69
Other non-current assets	523	660	759
Total assets	$ 27,817	$ 28,407	$ 30,380

Liabilities and Equity:
Current liabilities:
Short-term debt	$ 266	$ 129	$ 266
Accounts payable	9,475	11,215	11,411
Accrued and other	4,108	4,271	4,268
Short-term deferred service revenue	2,572	2,572	2,386
Total current liabilities	16,421	18,187	18,331
Long-term debt	1,851	1,840	392
Long-term deferred service revenue	3,001	3,117	2,635
Other non-current liabilities	2,385	2,357	2,077
Total liabilities	23,658	25,501	23,435
Redeemable common stock	-	83	101
Stockholders' equity	4,159	2,823	6,844
Total liabilities and equity	$ 27,817	$ 28,407	$ 30,380

Ratios:
Days of sales outstanding (1)	36	38	38
Days supply in inventory	8	7	8
Days in accounts payable	69	74	81
Cash conversion cycle	(25)	(29)	(35)

Other Information:
Regular headcount (approximate)	77,700	79,300	81,900
Temporary headcount	3,100	3,700	7,200
Total headcount	80,800	83,000	89,100

Average total revenue/unit (approximate)	$ 1,440	$ 1,420	$ 1,520

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in the other current assets. At October 31, 2008, August 1, 2008, and November 2, 2007, DSO and days of customer shipments not yet recognized were 33 and 3 days, 35 and 3 days and 35 and 3, respectively.

(2) Prior period amounts have been revised to reflect a reclassification between short-term and long-term deferred service revenue.

DELL INC.
Condensed Consolidated Statements of Cashflows
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	November 2,	October 31,	November 2,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$ 727	$ 766	$ 2,127	$ 2,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	194	153	575	424
Stock-based compensation	73	97	201	291
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(3)	9	(113)	40
Deferred income taxes	228	(25)	209	(86)
Other	52	48	137	64
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	230	(748)	(162)	(1,313)
Financing receivables	(47)	(66)	(28)	(184)
Inventories	(12)	(126)	65	(437)
Other assets	(175)	(370)	(648)	(278)
Accounts payable	(1,664)	785	(1,992)	899
Deferred service revenue	19	350	424	790
Accrued and other liabilities	292	125	370	274
Change in cash from operating activities	(86)	998	1,165	2,752

Cash flows from investing activities:
Investments:
Purchases	(362)	(323)	(1,150)	(2,088)
Maturities and sales	282	618	2,034	2,745
Capital expenditures	(137)	(172)	(401)	(636)
Proceeds from sale of facility and land	-	-	44	-
Acquisition of business, net of cash received	-	(87)	(165)	(106)
Change in cash from investing activities	(217)	36	362	(85)

Cash flows from financing activities:

Repurchase of common stock	(415)	(1)	(2,866)	(1)
Issuance of common stock under employee plans	11	-	79	21
Issuance (payment) of commercial paper, net	153	(60)	253	(100)
Proceeds from issuance of debt	-	13	1,519	38
Repayments of debt	(14)	(16)	(237)	(45)
Other	-	(6)	-	1
Change in cash from financing activities	(265)	(70)	(1,252)	(86)

Effect of exchange rate changes on cash and cash equivalents	(145)	68	(129)	109
Change in cash and cash equivalents	(713)	1,032	146	2,690

Cash and cash equivalents at beginning of period	8,623	11,204	7,764	9,546
Cash and cash equivalents at end of period	$ 7,910	$ 12,236	$ 7,910	$ 12,236

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